UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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MATRIXONE, INC.

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MATRIXONE, INC.
210 Littleton Road
Westford, Massachusetts 01886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The annual meeting of stockholders of MatrixOne, Inc., a Delaware corporation (the “Company”), will be held on Friday, November 8, 2002 at 10:00 A.M. at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110, for the following purposes:

1.
To elect two members to the Board of Directors as Class III Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

2.
To approve and adopt an amendment to the Company’s 1999 Stock Plan, as amended, to increase the number of shares of Common Stock that may be issued to any one participant during any fiscal year pursuant to the 1999 Stock Plan, as amended, from 300,000 shares to 1,500,000 shares of Common Stock in the aggregate.

3.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending June 28, 2003.

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Tuesday, September 10, 2002, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

GORDON H. HAYES, JR.
Secretary

September 27, 2002

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

Stockholders may also complete a proxy via the internet in
accordance with the instructions listed on the proxy card.

MATRIXONE, INC.
210 Littleton Road
Westford, Massachusetts 01886

PROXY STATEMENT
SEPTEMBER 27, 2002

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of MatrixOne, Inc. (the “Company”) for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, November 8, 2002 at 10:00 A.M., at Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, Massachusetts 02110.

Only stockholders of record as of the close of business on September 10, 2002 will be entitled to vote at the meeting and any adjournments thereof. As of that date, 47,069,061 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised.

An Annual Report to Stockholders, containing financial statements for the fiscal year ended June 29, 2002, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about October 8, 2002.

The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore have the practical effect of increasing the number of affirmative votes required to achieve a majority for such matter by increasing the total number of shares from which the majority is calculated. Broker “non-votes” are not so included and therefore have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Each of the persons named as proxies in the proxy is an officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. The proxies will be voted as stated below and under “Election of Directors.” The stockholders also will act upon a proposal to amend the Company’s 1999 Stock Plan, as amended (the “1999 Stock Plan”), and a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 10, 2002, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each of the executive officers (and a former executive officer) named in the Summary Compensation Table under the caption “Compensation and Other Information Concerning Directors and Officers” below, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. The address of each of our executive officers and Directors is c/o MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. As of September 10, 2002, there were 47,069,061 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership			Percent of Class

Name and Address of Beneficial Owner	Common Stock	Options (1)	Total

5% Owners
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street. Baltimore, Maryland 21202	4,786,222	—	4,786,222	10.2%

Capital Research and Management Company (3) 333 South Hope Street Los Angeles, California 90071	4,235,500	—	4,235,500	9.0

Executive Officers and Directors
Mark F. O’Connell (4)	441,811	1,515,281	1,957,092	4.0
Maurice L. Castonguay	228,750	179,060	407,810	*
Donald W. Hunt	50,000	125,001	175,001	*
Johannes T.J. Ruigrok (5)	—	77,712	77,712	*
Michael Segal (6)	327,664	228,183	555,847	1.2
Sam Zawaideh	2,500	84,624	87,124	*
W. Patrick Decker	5,000	35,624	40,624	*
Daniel J. Holland (7)	33,400	24,687	58,087	*
James F. Morgan	480,068	24,687	504,755	1.1
Charles R. Stuckey, Jr	—	107,187	107,187	*
All executive officers, Directors and nominees for Director as a group (12 persons) (8)	1,837,420	2,556,043	4,403,463	8.9%

*	Represents beneficial ownership of less than one percent of Common Stock.

(1)	Includes all options that are currently exercisable or will become exercisable within 60 days from September 10, 2002 by the beneficial owner.
(2)
Information obtained from T. Rowe Price Associates, Inc.’s Amendment No. 2 to Schedule 13-G filed with the Securities and Exchange Commission on February 22, 2002. T. Rowe Price Associates, Inc. has sole voting power as to 967,622 shares and sole dispositive power as to 4,786,222 shares.

(3)
Information obtained from Capital Research and Management Company’s Amendment No. 1 to Schedule 13-G filed with the Securities and Exchange Commission on February 11, 2002. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 4,235,500 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research and Management Company disclaims beneficial ownership of all such shares of Common Stock.

(4)
Includes options to purchase 6,426 shares of Common Stock held of record by Debra A. O’Connell, Mr. O’Connell’s wife, options to purchase 53,574 shares of Common Stock held of record by Mark F. O’Connell, Trustee of The Mark F. O’Connell Grantor Retained Annuity Trust — 1999, options to purchase 87,500 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Mark F. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children, options to purchase 53,574 shares of Common Stock held of record by Debra A. O’Connell, Trustee of The Debra A. O’Connell Grantor Retained Annuity Trust — 1999, and options to purchase 87,500 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Debra A. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children. Mr. O’Connell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)	Mr. Ruigrok ceased to be an executive officer of the Company on December 3, 2001 and ceased to be an employee of the Company on July 31, 2002.
(6)
Includes 24,000 shares of Common Stock and options to purchase 12,600 shares of Common Stock held of record by Lee E. Fogarty, Trustee of the Michael Segal and Kathleen A. Brown Irrevocable Trust — 1999 for the benefit of Mr. Segal’s children, and 9,750 shares of Common Stock and options to purchase 5,400 shares of Common Stock held of record by Kathleen A. Brown, Mr. Segal’s wife, Trustee of The Segal/Brown Irrevocable Trust — 1999. Mr. Segal disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(7)	Includes 400 shares of Common Stock owed by Patricia Holland, Mr. Holland’s wife. Mr. Holland disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(8)	See Notes 4, 6 and 7. Does not include any options to purchase shares of Common Stock held by Mr. Ruigrok.

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors is divided into three classes. Each class serves a three-year term, with the terms of office of the respective classes expiring in successive years. Each Class III Director is serving a term that will expire at the Annual Meeting to be held on November 8, 2002. Each Class I Director is serving a term that will expire at the annual meeting of stockholders to be held in 2003. Each Class II Director is serving a term that will expire at the annual meeting of stockholders to be held in 2004. All Directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Prior to the Annual Meeting, W. Patrick Decker and James F. Morgan were the Class I Directors; Daniel J. Holland was the Class II Director; and Mark F. O’Connell and Charles R. Stuckey, Jr. were the Class III Directors.

The Board of Directors has nominated and recommends that each of Mark F. O’Connell and Charles R. Stuckey, Jr., who are currently serving as Class III Directors, be elected a Class III Director, to hold office until the annual meeting of stockholders to be held in 2005 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of Messrs. O’Connell and Stuckey has indicated his willingness to serve, if elected; however if either or both of Messrs. O’Connell and Stuckey should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or for fixing the number of Directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions held with the Company of the nominees to be elected as Class III Directors at the Annual Meeting, the current Directors who will continue to serve as Directors beyond the Annual Meeting, and the executive officers of the Company.

Name	Age	Position
Mark F. O’Connell (1)	47	Chief Executive Officer, President and Director
Maurice L. Castonguay	51	Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer
John C. Fleming	48	Senior Vice President of Worldwide Marketing
Donald W. Hunt	46	Senior Vice President of Worldwide Field Operations
David W. McNelis	43	Vice President of Engineering
Michael Segal	49	Senior Vice President of Customer Success
Jane E. Seitz	51	Senior Vice President of Human Resources
Sam Zawaideh	38	Vice President of Products and Solutions
W. Patrick Decker (2)(3)(4)(5)	54	Director
Daniel J. Holland(2)(3)(4)	66	Director
James F. Morgan(5)	65	Director
Charles R. Stuckey, Jr. (2)(3)(4)	60	Director

(1)	Member of Option Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of Corporate Governance Committee.
(5)	Member of Nominating Committee.

Nominees for Election at the Annual Meeting

Mark F. O’Connell has served as President since September 1996 and as Chief Executive Officer and Director since July 1997. From March 1995 to September 1996, Mr. O’Connell was Vice President of Marketing. Prior to joining the Company, Mr. O’Connell held a number of management positions in finance and marketing at Digital Equipment Corp., a supplier of networked computer systems, software and services. These positions included director of software product marketing from January 1994 to March 1995, director of corporate product marketing communications from February 1993 to January 1994, director of workstations and server marketing from May 1991 to February 1993, and group manager of marketing and sales programs for the UNIX software and systems business from January 1990 to May 1991.

Charles R. Stuckey, Jr. has served as a Director of the Company since October 1998. Mr. Stuckey has been chairman of the board of RSA Security, Inc., formerly Security Dynamics Technologies, Inc., an e-security company and a leader in user authentication systems and encryption technology, since June 1996. Mr. Stuckey served as that company’s chief executive officer from March 1987 until January 2000. He is also a partner in RSA Ventures I, L.P., a venture capital fund sponsored and managed by RSA Security, Inc. Prior to RSA Security, Mr. Stuckey held various management positions in Control Data (1973 to 1986) and IBM Corporation (1966 to 1972). Mr. Stuckey also serves as a director of the Massachusetts Telecommunications Council.

Directors Whose Term Extends Beyond the Annual Meeting

W. Patrick Decker has served as a Director of the Company since May 2001. Mr. Decker has been a member of the board of Kronos Incorporated, a developer of frontline labor management software solutions, since October 1996. Mr. Decker served as that company’s president and chief operating officer from October 1996 to April 2002. Until 1996, he served as vice president, worldwide operations for Kronos and before that as vice president of marketing, sales and service for Kronos. Prior to joining Kronos, he served in management positions with IBM Corporation, Centronics Incorporated, Data General Corporation and Commodore Business Machines.

Daniel J. Holland has served as a Director of the Company since September 1996. Mr. Holland is a senior advisor and partner of OneLiberty Ventures, a venture capital firm he cofounded in 1995. Previously, he was president of Morgan, Holland Ventures, a venture capital firm he cofounded in 1982. He also serves as the managing general partner of Morgan, Holland Fund. Mr. Holland serves as a director of Vista Medical Technologies, Inc., a developer and manufacturer of three-dimensional visualization systems.

James F. Morgan has served as a Director of the Company since June 1984 and served as Corporate Advisor from July 1997 to March 2000. Mr. Morgan was the Chairman and Chief Executive Officer of Adra Systems from October 1996 to July 1997. Prior to joining the Company, Mr. Morgan served as a general partner of Morgan, Holland Fund, a venture capital fund organized in 1981, and as a general partner of Morgan, Holland Fund II, a venture capital fund organized in 1988. Since October 1997, Mr. Morgan has been president of the International Federation for Family Development.

Executive Officers

Maurice L. Castonguay has served as Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer since October 2001. Previously, Mr. Castonguay served as Chief Financial Officer, Vice President of Finance and Administration and Treasurer from January 1999 to October 2001. Prior to joining the Company, from August 1997 to December 1998, Mr. Castonguay was vice president of finance and chief financial officer of Stratus Computer, Inc., a supplier of fault tolerant computer platforms, applications and services. Mr. Castonguay left Stratus after it was acquired by Ascend Communications. From March 1996 to August 1997, Mr. Castonguay was vice president of finance, chief financial officer and treasurer of Gradient Technologies, Inc., a provider of security and infrastructure software. From September 1990 to March 1996, Mr. Castonguay was vice president of finance and chief financial officer at Xylogics, Inc., a data networking and remote access company that was acquired by Bay Networks. Mr. Castonguay has served as a director of Media 100, Inc., a supplier of digital media products, since February 1997.

John C. Fleming has served as Senior Vice President of Worldwide Marketing since July 2002. Prior to joining the Company, from February 2000 to June 2002, Mr. Fleming was the chief executive officer of Workplace, Ltd, a software company. From May 1996 to January 2000, Mr. Fleming was the vice president of marketing for Netcentric, Inc, a software company.

Donald W. Hunt has served as Senior Vice President of Worldwide Field Operations since December 2001. Prior to joining the Company, from January 1999 to April 2001, Mr. Hunt was senior vice president of worldwide field operations at Genesys Telecommunications Laboratories, a customer contact solutions provider. From March 1997 to December 1998, Mr. Hunt was vice president of North American sales for Informix, a software company. From May 1996 to February 1997, Mr. Hunt was vice president of the Americas at Open Market, an electronic commerce solutions company.

David W. McNelis has served as Vice President of Engineering since January 1996. From October 1992 to January 1996, Mr. McNelis served as the Director of Engineering for Adra Systems. Prior to joining the Company, Mr. McNelis spent nine years with Sikorsky Aircraft as the senior architect of the Igor information management system.

Michael Segal has served as Senior Vice President of Customer Success since August 2000. Mr. Segal served as Vice President of Customer Success from August 1998 to August 2000. From December 1995 to August 1998, Mr. Segal was Vice President and General Manager—Matrix. From 1988 to December 1995, Mr. Segal was Vice President of Customer Services for Adra Systems with responsibility for all customer service operations and technical support. Prior to joining the Company, Mr. Segal spent 11 years with Applicon Inc., a CAD/CAM vendor, where he held management positions in manufacturing, quality assurance and customer service.

Jane E. Seitz has served as Senior Vice President of Human Resources since October 2001. Previously, Ms. Seitz served as Vice President of Human Resources from July 1999 to October 2001. Prior to joining the Company, Ms. Seitz was an interim executive from May 1996 to July 1999 serving at several start-up companies, in the high technology and healthcare industries. From May 1991 to April 1996, Ms. Seitz was vice president of human resources, corporate services and legal administration at the Bank of Ireland First Holdings, Inc.

Sam Zawaideh has served as Vice President of Products and Solutions since January 21, 2002. Prior to that, from April 2000 to January 2001, Mr. Zawaideh served as Vice President of MatrixOne’s Exchange Business. From September 1996 to April 2000, Mr. Zawaideh served as Vice President of Global Services and from July 1995 to September 1996, Mr. Zawaideh was the Director of Professional Services at Adra Systems, Inc.

Executive officers are elected to serve at the discretion of the Board of Directors. Messrs. O’Connell and Stuckey were elected as Directors of the Company pursuant to an Amended and Restated Stockholders Agreement dated June 17, 1999, between the Company and certain of its stockholders, the voting provisions of which terminated on the closing of the Company’s initial public offering of Common Stock. There are no family relationships among any of the directors and executive officers of the Company.

Board Committees and Meetings

The Company has standing Audit, Compensation, Corporate Governance, Option and Nominating Committees. The Board of Directors of the Company held seven meetings during the fiscal year ended June 29, 2002.

The Audit Committee, of which Messrs. Decker, Holland and Stuckey are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company’s independent auditors. The Audit Committee held eight meetings during fiscal 2002.

The Compensation Committee, of which Messrs. Decker, Holland and Stuckey are members, determines the compensation of the Company’s senior management and administers and makes recommendations and awards concerning the Company’s stock option plans. The Compensation Committee held five meetings in fiscal 2002.

The Corporate Governance Committee, of which Messrs. Decker, Holland and Stuckey are members, establishes, implements and monitors the Company’s policies regarding corporate governance. The Corporate Governance Committee was formed in fiscal 2003 and therefore held no meetings in fiscal 2002.

The Option Committee, of which Mr. O’Connell is the sole member, makes awards to employees of the Company below the level of executive officer pursuant to the Company’s stock option plans, within parameters set by the Board of Directors. The Option Committee held no meetings in fiscal 2002 and conducted all of its business by unanimous consent.

The Nominating Committee, of which Messrs. Decker and Morgan are members, reviews and makes recommendations to the Board of Directors regarding the composition and structure of the Board of Directors. The Nominating Committee was formed in fiscal 2003 and therefore held no meetings in fiscal 2002. The Nominating Committee will review all stockholder proposals submitted to the Company relating to the nomination of a member of the Board of Directors and will recommend to the Board of Directors appropriate action with respect to each such proposal. Such proposals must be sent to the Company’s principal executive offices Certified Mail—Return Receipt Requested to the attention of: Nominating Committee, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

During fiscal 2002, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he served as a Director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served (during the period that he served on any such Committees).

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following table shows compensation information with respect to services rendered to the Company in all capacities during the fiscal years ended June 29, 2002, June 30, 2001, and July 1, 2000 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended June 29, 2002, (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended June 29, 2002 (collectively with the Chief Executive Officer, the “Named Officers”) and (iii) an additional individual who would have been included as one of the four most highly compensated individuals pursuant to (ii) above except such individual was no longer an executive officer of the company at June 29, 2002:

Summary Compensation Table

		Annual Compensation (1)		Long-Term Compensation Awards (2)
Name and Principal Position	Fiscal Year	Salary	Bonus and Commissions	Securities Underlying Options	All Other Compensation

Mark F. O’Connell Chief Executive Officer, President and Director	2002 2001 2000	$325,000 300,577 230,000	$53,750 230,450 173,000	200,000 218,250 157,500	$12,017 17,146 432	(3) (3) (3)

Maurice L. Castonguay Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer	2002 2001 2000	201,782 186,689 175,000	29,067 36,061 34,412	45,000 25,000 60,000	1,841 1,005 —	(3) (3)

Donald W. Hunt (4) Senior Vice President of Worldwide Field Operations	2002 2001 2000	144,231 — —	87,500 — —	450,000 — —	— — —

Johannes T. J. Ruigrok (5) Senior Vice President of Business Development	2002 2001 2000	292,692 172,176 122,901	12,261 59,791 259,590	— 75,000 36,000	59,137 2,569 17,040	(6) (7) (8)

Michael Segal Senior Vice President of Customer Success	2002 2001 2000	213,000 201,282 170,000	62,096 80,000 75,004	125,000 75,000 45,000	11,787 10,985 7,612	(3) (3) (3)

Sam Zawaideh Vice President of Products and Solutions	2002 2001 2000	179,646 140,898 120,000	58,436 55,593 155,570	45,000 40,000 135,000	5,604 17,839 8,204	(9) (3) (10)

(1)
Excludes perquisites and other personal benefits, if any, the aggregate amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and commission and bonus reported.

(2)	The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 2002, 2001 or 2000.
(3)	Represents medical reimbursements.
(4)	Mr. Hunt joined the Company on December 3, 2001.
(5)	Mr. Ruigrok ceased to be an executive officer of the Company on December 3, 2001 and ceased to be an employee of the Company on July 31, 2002.
(6)	Consists of $58,934 for reimbursement of moving expenses and $203 for medical reimbursements.
(7)	Consists of $2,267 for an automobile allowance and $302 for medical reimbursements.

(8)	Consists of $14,999 for an automobile allowance and $2,041 for medical reimbursements.
(9)	Consists of $2,250 for an automobile allowance and $3,354 for medical reimbursements.
(10)	Consists of $4,500 for an automobile allowance and $3,704 for medical reimbursements.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning the stock option grants made to each of the Named Officers in fiscal 2002. The exercise price per share of each option was equal to the fair market value of the Common Stock on the grant date as determined by the Board of Directors of the Company, and the options become exercisable at the rate of 6.25% of the total option grant at the end of each 3-month period from the date the option begins to vest. The Company did not grant any stock appreciation rights in fiscal 2002. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers are calculated based on the requirements of the Securities and Exchange Commission (the “Commission”) and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Mark F. O’Connell	200,000	5.40%	$12.97	8/6/11	$1,631,353	$4,134,168
Maurice L. Castonguay	45,000	1.21	12.97	8/6/11	367,054	930,188
Donald W. Hunt	450,000	12.14	8.61	12/3/11	2,436,652	6,174,955
Johannes T.J. Ruigrok	—	—	—	—	—	—
Michael Segal	125,000	3.37	12.97	8/6/11	1,019,595	2,583,855
Sam Zawaideh	45,000	1.21	12.97	8/6/11	367,054	930,188

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of June 29, 2002 by each of the Named Officers. Amounts described in the following table under the heading “Value Realized” were calculated based on the difference between (i) the fair market value, which is deemed to be the closing price of the Company’s Common Stock on the date of exercise or, if sold on that date, the actual sale price, and (ii) the exercise price of the options, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Officers. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at Year End” are based upon the fair market value of the Common Stock as of June 29, 2002, which was $6.10 per share as quoted on the Nasdaq National Market, less the applicable exercise price, multiplied by the number of shares underlying the options.

Aggregated Option Exercises in Last Fiscal Year and Option Values at June 29, 2002

	Shares Acquired on Exercise	Value Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark F. O’Connell	89,311	$1,216,886	1,444,453	334,486	$7,350,372	$245,603
Maurice L. Castonguay	100,000	1,306,000	109,998	161,252	321,913	477,563
Donald W. Hunt	—	—	100,001	349,999	—	—
Johannes T.J. Ruigrok	294,250	3,291,989	85,562	53,438	293,205	56,138
Michael Segal	167,064	2,129,177	199,121	157,815	800,496	70,174
Sam Zawaideh	30,375	387,653	55,749	110,815	54,293	144,113

Employment Agreements and Change in Control Arrangements

On January 11, 1999, the Company entered into an employment arrangement with Maurice L. Castonguay, its Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer. The arrangement provides that, in the event of a change of control of the Company, all of Mr. Castonguay’s unvested options will be accelerated and become fully vested. The arrangement also provides Mr. Castonguay with a one-year severance package equal to his base salary plus bonus and all customary executive benefits in the event of a change of control of, or if he terminates his employment for good reason within 18 months of a change of control of, the Company.

On November 1, 2000, the Company entered into an employment agreement (the “Agreement”) with Mark F. O’Connell, its Chief Executive Officer and President. His salary will be as set and adjusted by the Board of Directors from time to time, but not less than $300,000 per year. He is eligible for an annual bonus of up to $220,000, based on the Board’s determination as to his satisfaction of certain goals and objectives set by the Board, and the Board may adjust the bonus ceiling from time to time. The Agreement has an initial term of two years and automatically renews thereafter for successive one year terms, unless notice is given at least 90 days prior to expiration of the then current term. If Mr. O’Connell’s employment is terminated by the Company without cause (as defined in the Agreement), or by Mr. O’Connell for good reason (as defined in the Agreement), he will receive 12 months’ salary continuation and payment of certain medical insurance costs for up to 12 months or until he has begun new employment. In the event that Mr. O’Connell is terminated without cause because of and within one year after a change of control (as defined in the Agreement), or if he is not offered a comparable position in the surviving company after a change of control, he will receive the salary continuation and medical insurance payments described in the preceding sentence for an 18-month period. In the event that Mr. O’Connell becomes disabled, his employment will terminate and he will receive a payment equal to 12 months’ salary, less any payments he receives from the Company’s health and disability insurance programs.

On December 3, 2001, the Company entered into an employment arrangement with Donald W. Hunt, its Senior Vice President of Worldwide Field Operations. In the event that Mr. Hunt’s employment is terminated by the Company for any reason, the arrangement provides that Mr. Hunt will receive twelve months of severance based on his then target earnings. In the event that Mr. Hunt is employed in any capacity, or engaged as a consultant, by another individual or entity at any time during that twelve month severance period, the arrangement with the Company provides that Mr. Hunt will receive fifty percent of his then target earnings for the remainder of the twelve month period.

On June 21, 2002, the Company entered into an employment arrangement with John C. Fleming, its Senior Vice President of Worldwide Marketing. In the event that Mr. Fleming’s employment is terminated for any reason other than cause, the arrangement provides that Mr. Fleming will receive six months of severance based on his then target earnings and a continuation of medical and dental coverage during such six month period.

The former standard option agreements under the Company’s Amended and Restated 1987 Stock Option Plan (the “1987 Stock Plan”) and the Amended and Restated 1996 Stock Plan (the “1996 Stock Plan”) provide that if the Board of Directors approves a change in control transaction, as long as such transaction occurs while the employee is still employed by the Company, then all unvested options of the employee shall be accelerated. After acceleration, the employee may then exercise their options in full. For all options granted after July 31, 2001, the Compensation Committee has changed the option agreements under the 1996 Stock Plan to provide for the acceleration of unvested awards by a period of 24 months upon a change in control. The 1999 Stock Plan provides for the acceleration of unvested awards by a period of 24 months upon the consummation of an acquisition. In addition to or in lieu of the foregoing, with respect to outstanding options only, the Board of Directors may, upon written notice to the affected optionees, provide that any outstanding options shall become immediately exercisable in full. The standard option agreements under the 1987 Stock Plan, 1996 Stock Plan and the 1999 Stock Plan further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Internal Revenue Code, then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur, subject in the 1999 Stock Plan to certain circumstances.

Stock Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock for each of the Company’s fiscal quarters during the period from the Company’s initial public offering on February 29, 2000 through June 29, 2002 with the cumulative total return for the Nasdaq Composite Stock Market Index and the Nasdaq Computer & Data Processing Index. The comparison assumes $100 was invested on March 1, 2000, the date the Common Stock began publicly trading, in the Common Stock (Nasdaq: MONE) and in each of the foregoing indices and assumes reinvestment of dividends, if any. The March 1, 2000 stock price for the Common Stock is based on the initial public offering price of $25.00 per share.

COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)

Date	MatrixOne’s Common Stock	Nasdaq Composite Stock Market Index	Nasdaq Computer & Data Processing Index
3/1/00	$100.00	$100.00	$100.00
4/1/00	$159.75	$98.83	$96.79
7/1/00	$162.50	$85.01	$80.86
9/30/00	$160.00	$78.44	$77.60
12/30/00	$72.75	$52.71	$46.96
3/31/01	$68.25	$39.74	$33.83
6/30/01	$92.76	$46.58	$43.97
9/29/01	$21.76	$32.35	$26.78
12/29/01	$52.00	$42.16	$36.71
3/30/02	$35.68	$39.96	$33.35
6/29/02	$24.40	$32.05	$26.32

(1)
Prior to March 1, 2000, the Company’s Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)
The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc. www.mgfs.com, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Compensation Committee Report on Executive Compensation

The Compensation Committee, which is comprised of three non-employee Directors, determines the compensation of the Company’s senior management and administers and makes recommendations and awards under the Company’s stock option plans.

The Company’s executive compensation policies are designed to promote the following objectives:

•	to enhance profitability of the Company and increase stockholder value;

•	to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executives;

•	to recognize individual initiative and achievement; and

•	to align the interests of the Company’s management with those of stockholders.

The Company’s executive compensation program for fiscal 2002 consisted of the following elements: (i) base salary; (ii) incentive compensation in the form of annual cash bonuses; and (iii) long-term incentive compensation in the form of incentive and non-qualified stock options. All of these elements are administered by the Compensation Committee. Executive officers are also eligible to participate in certain benefit programs that are generally available to all employees of the Company, including life insurance and other employee benefits and a 401(k) retirement savings plan. In all cases, the Compensation Committee’s decisions involving executive officer compensation are ultimately based on the Compensation Committee’s judgment regarding the best interests of the Company and its stockholders.

Base Salary

Base salary compensation levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally determined by evaluating: (i) the experience of and the responsibilities held (or to be held) by the individual; (ii) the Company’s past financial performance and future expectations; and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Company’s long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first join the Company during a fiscal year, special consideration is given to each officer’s compensation package at his or her prior place of employment.

Annual Incentive Compensation

Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation in the form of cash bonuses based on the achievement by the Company of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer’s incentive and total compensation package. Cash bonuses for each of the Company’s executive officers, other than the Company’s Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer.

Long-Term Incentive Compensation

Long-term incentive compensation, in the form of stock options, provides a stock-based incentive to improve the Company’s financial performance by allowing the executive officers to share in any appreciation in the value of the Company’s Common Stock. Accordingly, the Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the Company’s stockholders by encouraging executive officers to maximize the value of the Company. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company, competitive market practices, and the Company’s financial performance. When establishing stock option grant levels for executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Common Stock. Stock options granted under the Company’s various stock option plans have an exercise price equal to the fair market value of the Common Stock on the date of grant.

Compensation of the Chief Executive Officer

Mr. O’Connell is the Chief Executive Officer, President and a Director of the Company. His fiscal 2002 performance was evaluated on the basis of the factors described above applicable to executive officers generally. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company’s financial performance, the continued introduction and commercialization of new products, and progress toward achieving business goals, as well as the achievement by Mr. O’Connell of other non-financial goals.

Deductibility of Executive Compensation Expenses

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee:

W. Patrick Decker
Daniel J. Holland
Charles R. Stuckey, Jr.

Compensation of Directors

Non-employee Directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board of Directors. Non-employee Directors receive cash compensation of $6,250 per quarter for services provided as Directors. Directors are also eligible to participate in the 1996 Stock Plan and the 1999 Stock Plan. Directors who are officers or employees of the Company do not receive any additional compensation for their services as Directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

Audit Committee Report

The Audit Committee, of which Messrs. Decker, Holland and Stuckey are members, reviews with the Company’s independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor’s report on the Company’s consolidated financial statements following completion of their audit and the Company’s policies and procedures with respect to internal accounting and financial controls. The Audit Committee held eight meetings during fiscal 2002. The Board of Directors has adopted a written charter for the Audit Committee. Messrs. Decker, Holland and Stuckey are independent directors under Rule 4200(a)(15) of the National Association of Security Dealers, Inc. (“NASD”) listing standards.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2002 with management and has discussed with Ernst & Young LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Ernst & Young LLP regarding their independence as auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Ernst & Young LLP the status of their independence.

Based upon this review of the above-mentioned issues, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Company for fiscal 2002 be included in the Company’s Annual Report on Form 10-K for fiscal 2002.

Respectfully submitted by the Audit Committee:

W. Patrick Decker
Daniel J. Holland
Charles R. Stuckey, Jr.

Certain Relationships and Related Transactions

The following table sets forth information regarding a certain term promissory note entered into between the Company and Mark F. O’Connell, the Company’s Chief Executive Officer, President and a Director, which was used to pay taxes due on exercises of options to purchase shares of the Company’s Common Stock. The largest aggregate amount outstanding under this note since the beginning of the Company’s last fiscal year was $114,486, excluding accrued interest. Mr. O’Connell had pledged personal assets to secure such notes. The note was paid in full on September 9, 2002.

Summary Term Promissory Notes as of September 10, 2002

Name and Principal Position	Date of Promissory Note	Principal	Pledged Assets	Interest Rate	Due Date	Date Repaid	Principal Outstanding at 9/10/02
Mark F. O’Connell Chief Executive Officer, President and Director	1/28/02	$114,486	Personal Assets	4.75%	12/15/02	9/09/02	$—

The Company believes that the transaction set forth above was made on terms no less favorable to it than would have been obtained from unaffiliated third parties. The Company has adopted a policy whereby all future transactions between it and any of its officers, Directors and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of its Board of Directors.

PROPOSAL TO APPROVE
AMENDMENT TO 1999 STOCK PLAN

The 1999 Stock Plan was adopted by the Company’s Board of Directors on January 20, 2000, approved by the stockholders on January 20, 2000 and approved, adopted and ratified by the stockholders on November 6, 2000. The 1999 Stock Plan was further amended by the stockholders on November 9, 2001, and by the Board of Directors on January 21, 2002. On July 30, 2002, the Board of Directors approved an Amendment to the 1999 Stock Plan (the “Amendment”), subject to stockholder approval and adoption, to increase the number of shares of Common Stock that may be issued to any one participant during any fiscal year pursuant to the 1999 Stock Plan, from 300,000 shares to 1,500,000 shares of Common Stock in the aggregate, which Amendment is attached to this proxy statement as Appendix A. Stockholder approval of the Amendment is required by the terms of the 1999 Stock Plan.

As of September 10, 2002, options to purchase an aggregate of 11,414,201 shares of Common Stock were outstanding under the 1987 Stock Plan, 1996 Stock Plan and 1999 Stock Plan, and 784,396 shares were available for future grant under such plans. The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan. There are 466,365 shares available for grant under the 1996 Stock Plan and 318,031 shares available for grant under the 1999 Stock Plan.

The Board of Directors believes that in order to attract and retain qualified employees, it is necessary to continue to grant options to such employees. The Board of Directors believes that the current limitation on grants to an individual in a fiscal year under the 1999 Stock Plan is insufficient for this purpose.

The material features of the 1999 Stock Plan are outlined below.

The Company intends the 1999 Stock Plan to provide incentives to all of its officers, employees and Directors, and to its consultants and advisors, by providing them with opportunities to participate in the ownership of the Company through the following:

•	the grant of options that qualify as incentive stock options under Section 422(b) of the Code;
•	the grant of options that do not qualify as incentive stock options;
•	awards of stock; and
•	opportunities to make direct purchases of stock.

Both incentive stock options and non-qualified options are referred to hereafter individually as an “Option” and collectively as “Options.” Options, awards of stock and authorizations to make purchases of stock are referred to hereafter individually as a “Stock Right” and collectively as “Stock Rights.” On January 21, 2002, the Board of Directors amended the 1999 Stock Plan to (i) require that the per share exercise price of Options issued pursuant to the 1999 Stock Plan be not less than the fair market value per share of Common Stock on the date of such grant, and (ii) eliminate the ability to grant Restricted Stock Awards (as defined in the 1999 Stock Plan) pursuant to the 1999 Stock Plan after January 21, 2002 .

Other than as set forth below, the Compensation Committee of the Board of Directors administers the 1999 Stock Plan. Subject to the provisions of the 1999 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right. The Board of Directors has also created an Option Committee, consisting of one member, Mark F. O’Connell. The Board of Directors periodically grants authority to the Option Committee for a limited period of time to grant Options under the 1999 Stock Plan to employees below the level of executive officer, subject to limits on the number of options that may be granted to any one individual and in total, and on the pricing of options.

Stock Rights may be granted under the 1999 Stock Plan at any time prior to January 20, 2010, except that Restricted Stock Awards may no longer be granted under the 1999 Stock Plan.

The 1999 Stock Plan currently authorizes the issuance of up to 6,000,000 shares of Common Stock, but no participant may be granted Stock Rights to acquire, in the aggregate, more than 300,000 shares of stock in any one fiscal year. If the proposal to approve the Amendment is approved and adopted, 1,500,000 shares will be available for grant to an individual in a fiscal year under the 1999 Stock Plan. Any shares of Common Stock that are subject to a Stock Right that expires, terminates or is surrendered or forfeited may again be available for grant under the 1999 Stock Plan.

Options granted under the 1999 Stock Plan generally vest quarterly over four years. The Compensation Committee or Option Committee may, however, specify a different vesting schedule for any particular grant. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The 1999 Stock Plan provides that upon an Acquisition (as defined in the 1999 Stock Plan) of the Company, the vesting of all unvested Stock Rights will accelerate by 24 months. The Compensation Committee has the right to accelerate the date of exercise of any installment of any Stock Right or to free some or all of the restrictions on any Stock Right despite the fact that the foregoing actions may cause (i) the application of Sections 280G and 4999 of the Code if an acquisition of the Company occurs or (ii) disqualify all or part of any Option as an incentive stock option.

Stock Rights are not assignable or transferable by the grantee except by will, by the laws of descent or distribution or, in the case of a non-qualified option, pursuant to a valid domestic relations order or to certain identified persons or entities for estate planning reasons, both only with the consent of the Company’s Chief Executive Officer or Chief Financial Officer.

The Board of Directors may terminate the 1999 Stock Plan at any time, but such termination will not affect any Stock Rights then outstanding under the 1999 Stock Plan. Unless terminated by action of the Board of Directors, the 1999 Stock Plan will continue in effect until January 20, 2010, but Stock Rights granted prior to that time will continue in effect until they expire in accordance with their terms. The Board of Directors may also amend the 1999 Stock Plan as it deems advisable, subject to any applicable statutory or regulatory requirement to obtain shareholder approval when and if so requested.

Certain Federal Income Tax Considerations with Respect to the 1999 Stock Plan

With respect to incentive stock options, if the holder of an option (i) does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, and (ii) does not dispose of such shares within two years from the date the option to acquire such shares is granted, for federal income tax purposes:

•	the optionee will not recognize any income at the time of the exercise of the option;
•	the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an item of income for purposes of the alternative minimum tax; and
•	the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss.

The Company will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

If the holder of an incentive stock option disposes of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares was granted (each a “Disqualifying Disposition”), then for federal income tax purposes, in most cases, the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized as a result of such disposition will be treated as capital gain. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an incentive stock option, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

With respect to the grant of options that are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will receive an equivalent deduction at that time. The optionee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares acquired upon exercise of the non-qualified option and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income) when the optionee sells the shares.

Persons receiving Common Stock under the 1999 Stock Plan pursuant to an award of Common Stock or a grant of an opportunity to purchase Common Stock will generally recognize ordinary income equal to the fair market value of the shares received in the case of an award, or in the case of a purchase, the fair market value of the shares, reduced by any purchase price paid. The Company generally should be entitled to a corresponding tax deduction. When such Common Stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting.

Approval and adoption of the Amendment to the 1999 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal at the Annual Meeting. The full text of the proposed Amendment to the 1999 Stock Plan is included as Appendix A to this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION OF AN AMENDMENT TO THE 1999 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED TO ANY ONE PARTICIPANT DURING ANY FISCAL YEAR PURSUANT TO THE 1999 STOCK PLAN FROM 300,000 SHARES TO 1,500,000 SHARES OF COMMON STOCK IN THE AGGREGATE.

Option Information

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock. Authorized shares of Common Stock of the Company were issued and outstanding or subject to outstanding options or reserved for future grants as follows:

As of September 10, 2002, Issued and Outstanding Shares of Common Stock	47,069,061

Equity Compensation Plan Information as of June 29, 2002

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Stock-based Compensation Plans (1):
1987 Stock Plan (2)	98,120	$0.43	—
1996 Stock Plan	5,903,025	4.01	275,209
1999 Stock Plan	4,277,497	19.09	1,721,275
2000 Employee Stock Purchase Plan (3)	445,500	5.44	600,396

Totals.	10,724,142	$10.05	2,596,880

(1)	Each of the Company’s Equity Compensation Plans has been approved by security holders.
(2)	The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan and will not grant any more options under it in the future.
(3)
The number of securities to be issued upon exercise of outstanding options, warrants and rights under the 2000 Employee Stock Purchase Plan was determined by multiplying the total number of plan participants by the maximum number of shares each participant could purchase at the end of the current Payment Period (as defined in the 2000 Employee Stock Purchase Plan). The weighted average exercise price of outstanding options, warrants and rights under the 2000 Employee Stock Purchase Plan was determined by multiplying the opening price of the Common Stock as of the May 1, 2002 (the first day of the Payment Period, as defined in the 2000 Employee Stock Purchase Plan) by 85%.

The outstanding options under all of the above stock-based compensation plans, as of June 29, 2002 were held as follows:

Shares Subject To Outstanding Options
All executive officers as a group	3,432,498
All current Directors (who are not executive officers) as a group	142,500
All employees (who are not executive officers) as a group	7,149,144

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as auditors for the fiscal year ending June 28, 2003. Ernst & Young LLP has served as the Company’s auditors and outside accountants since June 19, 2002. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

On June 19, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP, and engaged Ernst & Young LLP to serve as its independent auditors for the fiscal year ending June 29, 2002. This decision to dismiss Arthur Andersen LLP and to engage Ernst & Young LLP was approved by the Audit Committee and the Board of Directors of the Company. Arthur Andersen LLP served as the Company’s independent auditors and outside accountants from August 1983 to June 19, 2002.

The reports of Arthur Andersen LLP on the Company’s financial statements for the fiscal years ended July 1, 2000 and June 30, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits performed by Arthur Andersen LLP for fiscal 2000 and 2001, and through the date of the dismissal of Arthur Andersen LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in its reports. None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred within fiscal 2000 or 2001, nor through the date of the dismissal of Arthur Andersen LLP.

The Company has provided a copy of the above disclosures to Arthur Andersen LLP.

During fiscal 2000 and 2001 and through the date of their appointment as the Company’s independent auditors, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 28, 2003.

The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

Accounting Fees

The Company’s Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company and the fees charged for them, as set out below, are compatible with the auditors’ independence and believes such services are compatible with maintaining the auditors’ independence.

Audit Fees

The aggregate fees billed to the Company by Arthur Andersen LLP for professional services rendered for the review of the Company’s financial statements included in its quarterly reports on Form 10-Q for fiscal 2002 totaled $84,226. The aggregate fees billed to the Company by Arthur Andersen LLP in fiscal 2002 for professional services rendered for the audit and review of the Company’s financial statements for fiscal 2001 totaled $138,600. The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2002 totaled $40,000. The total estimated fees remaining to be billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2002 are approximately $245,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed to the Company by Arthur Andersen LLP during fiscal 2002 for financial information systems design and implementation was $309,441. No financial information systems design and implementation fees were billed to the Company by Ernst & Young LLP during fiscal 2002.

All Other Fees

The aggregate fees billed to the Company by Arthur Andersen LLP during fiscal 2002 for non-audit services totaled $242,849. This figure includes fees billed for tax advisory and compliance services. No non-audit services fees were billed to the Company by Ernst & Young LLP during fiscal 2002. The total estimated fees remaining to be billed to the Company by Ernst & Young LLP for non-audit services rendered during fiscal 2002 are approximately $115,000.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company’s principal executive offices not later than June 10, 2003. Also, the Company’s By-Laws establish an advance notice procedure regarding stockholder proposals not intended for inclusion in such proxy statement. In general, such proposals must be received at the Company’s principal executive offices not later than June 10, 2003 and not earlier than May 11, 2003. If a stockholder who wishes to present a proposal fails to notify the Company by June 10, 2003, the stockholder will not be entitled to present the proposal at the next annual meeting of stockholders. However, notwithstanding the requirements of the Corporation’s By-Laws, if the proposal is brought before the stockholders at such meeting, then under the Commission’s rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission’s rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that all notices of proposals by stockholders should be sent Certified Mail — Return Receipt Requested to the attention of: Maurice L. Castonguay, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended June 29, 2002 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 29, 2002.

Appendix A

AMENDMENT NO. 4
MATRIXONE, INC. 1999 STOCK PLAN, AS AMENDED

The MatrixOne, Inc. 1999 Stock Plan, as amended (the “Plan”), is hereby amended as follows:

1.	Section 3(b) of the Plan is amended and restated in its entirety as follows:

“Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 1,500,000 shares of Common Stock.”

2.	Except as modified hereby, the Plan shall remain in full force and effect.

3.	This amendment, and all previous amendments to the Plan, may be memorialized as a separate amendment to the 1999 Stock Plan, as amended, or included in an amended and restated 1999 Stock Plan.

A-1

DETACH HERE

MATRIXONE, INC.

Proxy for Annual Meeting of Stockholders
November 8, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF MATRIXONE, INC.

The undersigned, revoking all prior proxies, hereby appoints Maurice L. Castonguay and Debbie Dean, and each of them alone, proxies, with full power of substitution, to vote all shares of common stock, par value $.01 per share, of MatrixOne, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Friday, November 8, 2002, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Center, 20th Floor, High Street Tower, 125 High Street, Boston, MA 02110, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated September 27, 2002, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

SEE REVERSE SIDE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE SIDE

MATRIXONE, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Internet

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Go to the Website http://www.eproxyvote.com/mone

3.	Enter your Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/mone anytime!

Do not return your Proxy Card if you are voting by Internet

DETACH HERE

[X]	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.
To elect two members to the Board of Directors as Class III Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

NOMINEES:    (01) Mark F. O'Connell and (02) Charles R. Stuckey, Jr.

FOR ALL NOMINEES    [_]                        [_]    WITHHELD FROM ALL NOMINEES

[_]

For all nominees except as noted above

2. To approve and adopt an amendment to the 1999 Stock Plan, as amended, to increase the number of shares of Common Stock that may be issued to any one participant during any fiscal year pursuant to the 1999 Stock Plan, as amended, from 300,000 to 1,500,000 shares of Common Stock in the aggregate.

FOR [_]            AGAINST [_]                ABSTAIN [_]

3.	To ratify the selection of Ernst & Young LLP to serve as independent auditors for the fiscal year ending June 28, 2003.

FOR [_]            AGAINST [_]                ABSTAIN [_]
In their discretion, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Signature of Stockholder	Signature of Stockholder

Print Name of Stockholder	Print Name of Stockholder

Date	Date

NOTE: Please sign exactly as name appears on your certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [_]